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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Dexter Corporation on Form S-8 (File Nos. 2-63959, 33-27597, 33-53307, 33-53309,
333-02985, 333-04081, and 333-42663) of our report dated February 9, 1999, on our audits of the consolidated financial statements and financial statement schedule of Dexter Corporation as of December 31, 1998, 1997, and 1996, and for the years then ended, appearing on page F-2 of Dexter Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

                                          /s/ PricewaterhouseCoopers LLP

                                          PricewaterhouseCoopers LLP

Springfield, Massachusetts
March 9, 1999